UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2021
Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)

(801) 345-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 par value	NUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 22, 2021, Nu Skin Enterprises, Inc. (the “Company,” “we” or “our”) determined to exit the Company’s Grow Tech segment, which has been pursuing the commercialization of controlled-environment agriculture technology for use in the agriculture feed industry. This segment has been operating as part of the Company’s Rhyz strategic investment arm, which includes a collection of manufacturing companies and other investments. We believe this decision will help us to focus more resources on key strategic initiatives to achieve our future growth objectives and priorities in our core business. This decision primarily impacts the infrastructure and organization of our indoor-growing business. We expect that the actions to wind down this segment’s operations will be substantially completed by March 31, 2022. It is possible that certain contract terminations and legal matters might continue for additional time.

We estimate that winding down this segment will result in pre-tax charges of approximately $52–60 million, consisting primarily of (i) non-cash charges for the impairment of goodwill and intangible assets of approximately $18 million, impairment of fixed assets of approximately $14 million, write-down of inventory of approximately $7 million, and other related charges and offsetting items; and (ii) cash charges of approximately $7 million for employee severance payments and other compensation, and an estimated $10–18 million in contract-termination costs and legal-related expenses. The Company determined that the impairment charges were required on December 22, 2021. We anticipate that substantially all of the non-cash charges and severance and other compensation charges will be incurred in the fourth quarter of 2021 and the remainder of the charges in the fourth quarter of 2021 or future fiscal periods. These charges were not reflected in our previously announced 2021 fourth-quarter or full-year financial guidance.

Item 2.06	Material Impairments.

The information set forth in Item 2.05 is incorporated by reference herein.

Important Information Regarding Forward-Looking Statements: This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the Company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements regarding the outcomes of the determination to exit the Grow Tech segment, the anticipated charges and the timing of such charges. In some cases, you can identify these statements by forward-looking words such as “will,” “believe,” “expect,” “estimate,” “anticipate,” “would,” “could,” the negative of these words and other similar words. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the Company’s ability to successfully execute the winding-down plan, including negotiations with employees and contracting parties; uncertainties that may delay or negatively impact the timing, completion, or anticipated outcomes and costs associated with the winding-down plan; damage to the Company’s reputation; and uncertainties related to legal challenges and litigation expenses, risks and outcomes. Other risks and uncertainties that can affect actual results are set forth in the documents the Company has filed with the Securities and Exchange Commission. The forward-looking statements set forth the Company’s beliefs as of the date that such information was first provided, and the Company assumes no duty to update the forward-looking statements contained in this report to reflect any change except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Mark H. Lawrence
Mark H. Lawrence
Chief Financial Officer
Date: December 29, 2021